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                                 Exhibit 10.24


                               FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     This First Amendment (the "First Amendment"), dated April 17, 2000, is between U.S. Bank National Association (the "Bank") and Geographics, Inc. (the "Borrower").


                                    RECITALS

     WHEREAS, Bank and Borrower are parties to a Loan and Security Agreement dated December 22, 1999 (the "Loan Agreement"); and

     WHEREAS, Bank and Borrower desire to amend the Loan Agreement as provided herein.


                                   AGREEMENT

     NOW, THEREFORE, the Bank and Borrower hereby agree as follows:

     1. Definitions.

     (a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     (b) "Revolving Note" shall mean Borrower's promissory note, substantially in the form attached hereto as Exhibit A.

     2. Revolving Credit Facility. Section 2.1 of the Loan Agreement is amended to delete "Seven Million Five Hundred Thousand and no/100 Dollars
($7,500,000.00)" and replace it with of "Nine Million Five Hundred Thousand and no/100 Dollars ($9,500,000.00)."

     3. Unused Line Fee. Section 2.23 of the Loan Agreement is amended to delete "$7,500,000.00" and replace it with of "$9,500,000.00."

     4. Collateral Obligation Ratio. Section 4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                         4. COLLATERAL OBLIGATION RATIO

          Without Bank's written consent, Borrower shall not at any time permit the sum of the aggregate amount of those Obligations reflected by the loan account ledger for The Revolving Credit Facility plus all Letter of Credit Liabilities to exceed the lesser of $9,500,000.00 or the total sum of:
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          4.1 Seventy-five percent (75%) of the amount owing on Qualified
     Accounts (after deducting payments on Qualified Accounts which are in the process of collection by the Bank); plus

          4.2 Fifty percent (50%) of Qualified Inventory at cost or wholesale market value, whichever is lower, up to a maximum of $3,500,000.00; plus

          4.3 Fifty percent (50%) of the face amount of outstanding import letters of credit issued by the Bank, on behalf of Borrower, to secure the purchase price of inventory purchased from Shern Diau, or other vendors approved by the Bank, for Borrower's "Geofile" product line, provided that Borrower shall not include in Qualified Inventory any of the purchased inventory relating to any letter of credit included in this Section 4.3; plus

          4.4 the Real Estate Sublimit; less

          4.5 the Reserves for Returns; less

          4.6 such reserves as Bank, in its sole discretion, deems necessary or appropriate, taking into account the Borrower's and Borrower's Customers' financial condition and prospects, the nature and condition of the Collateral, applicable contingencies and any other factor deemed material by Bank.

          In addition to other required payments, Borrower shall pay Bank, in reduction of the Obligations owing to Bank at any time, such sums as may be necessary from time to time to maintain the foregoing ratios and to comply with the foregoing advance limits. Such ratio is stated only for the purpose of advances under this Agreement and not for valuation of the Collateral.

          The "Real Estate Sublimit" shall be $1,000,000. However, if Borrower meets the Real Estate Sublimit Conditions, then the Real Estate Sublimit shall increase to the lesser of (a) $2,400,000.00 or (b) 75% of the appraised value of the Blaine Property.

          "Real Estate Sublimit Conditions" shall mean:

          (a) as of March 31, 2000, Borrower's EBITDA for the fiscal hear ending on such date is equal to or greater than $2,500,000;

          (b) as of March 31, 2000, Borrower's ratio of total liabilities to Net Worth is less than 2.25 to 1; and


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          (c) Borrower, at Borrower's expense, obtains and provides the Bank with the following, each of which is in form and substance satisfactory to the Bank:

               (i) an ALTA survey from a surveyor licensed in Washington showing the boundaries of the Blaine Property, the legal description of the Blaine Property, the means of ingress to and egress from the Blaine Property, all improvements on the Blaine Property, the flood plain status of the Blaine Property, and all easements and encroachments affecting the Blaine Property;

               (ii) a flood plain certification for the Blaine Property;

               (iii) Environmental Assessments of the Borrower's Blaine Property, which Environmental Assessments shall meet ASTM E1527-97 Standard Practice for Phase 1 Environmental Site Assessments, and Bank's satisfaction with such assessments; and

               (iv) a real estate appraisal of the Blaine Property, established from a written report prepared in accordance with the Uniform Standards of Appraisal practice by an appraiser acceptable to Bank "

     5. Net Worth. Section 7.26 of the Loan Agreement is hereby amended to delete "$5,500,000" and replace it with "$8,500,000.00."

     6. Locations of Collateral. Schedule 6.3 of the Loan Agreement is hereby amended to add the following location of Collateral: Parchment Presentation Products, Corp., 595 Middlefield Road, Unit 20, Scarborough, Ontario, MlV 3S2; Rediform Dallas, 555 Airline Drive, Coppell, TX 75019.

     7. Purchase of Assets. Bank hereby consents to Borrower's acquisition of substantially all of the assets of thc Consumer Products Group of the Communication Papers Division of Domtar Inc. (the "Domtar Assets").

     8. Conditions to Effectiveness of this Agreement. This First Amendment shall not be effective until this First Amendment shall have been fully executed and delivered to Bank and Bank shall have received the following in form and substance satisfactory to Bank.

               (a) Revolving Note:

               (b) Amendment to Borrower's Deed of Trust in favor of Bank:


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               (c) An endorsement to the title insurance policy on thc Blaine
          Property which brings down the effective date of the policy and acknowledges the Amendment to the Deed of Trust;

               (d) Documents relating to the acquisition of the Domtar Assets, in form and substance satisfactory to the Bank;

               (e) Evidence of injection of equity into Borrower in the amount of at least $3,000,000, including copies of all documents relating to such investment, and Bank's satisfaction with the terms of such documents;

               (f) Corporate Resolutions of Borrower authorizing this First Amendment accompanied by an Officer's Certificate signed by an officer of Borrower;

               (g) Documents necessary to perfect the Bank's security interest in Borrower's Collateral located in Canada;

               (h) Current list of all of Borrower's federally registered patents, trademarks, copyrights and licenses; and

               (i) Evidence of insurance.

     9. Effect of First Amendment. Except as amended hereby, the Loan Agreement shall remain in full force and effect.

     10. Attorneys' Fees. The Borrower agrees to pay all reasonable attorneys' fees of Bank relating to this Amendment and all amendments, modifications and supplements hereto.

     11. Law Governing. This Amendment shall be governed by the laws of the State of Wisconsin.

     12. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    BORROWER:

                                    Geographics, Inc.

                                    By: /s/ James L. Dorman
                                        ----------------------------------------
                                        James L. Dorman, Chief Executive Officer


                                    BANK:

                                    U.S. Bank National Association

                                    By: /s/ Dennis J. Ciche
                                        ----------------------------------------
                                        Dennis J. Ciche, Vice President


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                                   EXHIBIT A


                                 REVOLVING NOTE

Dated: as of April 17, 2000                     Executed at Milwaukee, Wisconsin
Stated Principal: $9,500,000


     FOR VALUE RECEIVED. Geographics, Inc., a Wyoming corporation ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, its successors and assigns (the "Lender") at its Milwaukee office at 201 West Wisconsin Avenue, Milwaukee, Wisconsin 53259, the principal sum of Nine Million Five Hundred Thousand Dollars ($9,500,000.00) or the aggregate unpaid principal amount of all advances made by the Lender hereunder pursuant to the Loan Agreement hereinafter referred to, whichever is less, and to pay interest from the date hereof on the unpaid balances hereof at the rate and at the times provided in the Loan Agreement hereinafter referred to. All principal and accrued but unpaid interest shall be due and payable on the Termination Date (as defined in the Loan Agreement).

     All payments received hereunder shall be applied first to interest accrued and unpaid to date of receipt and then to repay principal.

     No deferral of time of payment shall be valid unless the holder consents in writing and if such deferral is granted, the deferred balance including interest thereon at the rate applicable hereunder after default shall be an additional obligation under this Note. The undersigned and each endorser and guarantor hereby waives presentment, protest, and notice of dishonor and give consent to the holder to extend time and to compound, release or delay enforcement of rights against the undersigned or the security.

     This Note is the Revolving Note referred to in the Loan and Security Agreement dated as of the date hereof, between the undersigned and the Lender (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"). This Note may be paid in full only upon payment of the prepayment premium, if any, called for in the Loan Agreement. This Note is secured by certain collateral referred to in the Loan Agreement.

     This Note is given in substitution and replacement for that certain Revolving Note in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), dated as of December 22, 1999 (the "Prior Note"), executed by the Borrower in favor of Lender. The Borrower hereby acknowledges and agrees that the indebtedness evidenced by the Prior Note has not been repaid or extinguished and that the execution hereof does not constitute a novation of the Prior Note.

                                    GEOGRAPHICS, INC.,
                                    a Wyoming corporation


                                    By: /s/ James L. Dorman
                                       -----------------------------------------
                                       James L. Dorman
                                       Chief Executive Officer